SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is dated as of May 29, 2008, among HANKERSEN INTERNATIONAL CORP., a Delaware corporation (together with its successors and assigns, the "COMPANY"), and the investors identified on the signature pages hereto (each, an "INVESTOR" and collectively, the "INVESTORS").

                                   BACKGROUND

         Subject to the terms and conditions set forth in this Agreement and pursuant to the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1
                                   DEFINITIONS

         1.1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

                  "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.

                   "BUSINESS DAY" means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                  "CLOSING" means the closing of the purchase and sale of the Promissory Note pursuant to Article 2.

                   "COMMISSION" means the Securities and Exchange Commission.

                   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                   "EXEMPT ISSUANCE" means the issuance of (a) securities to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder or to any placement agents in connection with the transactions contemplated hereby and/or convertible securities issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to

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decrease the exercise, exchange or conversion price of any such securities, and
(c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

                   "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "PROMISSORY NOTE" means the convertible promissory note issued by the Company in the form attached hereto as EXHIBIT A.

                   "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "UNDERLYING SHARES" means the shares of the Company's common stock issuable upon the conversion of the Promissory Note or the exercise of the Warrant.

                  "WARRANT" means the warrant to purchase securities of the Company in the form attached hereto as EXHIBIT B.

                                   ARTICLE 2
                                PURCHASE AND SALE

         2.1. CLOSING. Subject to the terms and conditions set forth in this Agreement, upon the execution hereof the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, a Promissory Note in the principal amount set forth on the signature page hereof (the "INVESTMENT AMOUNT"), together with a Warrant. The Closing shall take place at the offices of McLaughlin & Stern LLP on the date hereof or at such other location or time as the parties may agree. The Promissory Note, the Warrant and the equity securities issuable upon conversion or exercise thereof (and the securities issuable upon conversion of such equity securities) are collectively referred to herein as the "SECURITIES."

         2.2. CLOSING DELIVERIES.

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                  (a) Upon the execution hereof, the parties shall deliver or cause to be delivered to the parties entitled thereto the Promissory Note, Warrant, and Escrow Agreement (together with this Agreement, the "Transaction Documents") along with the shares of stock and stock powers, duly executed by the registered holder(s) thereof.

                  (b) Upon the execution hereof, each Investor shall cause to be delivered its Investment Amount, less with respect to Ancora Greater China Fund LP (the "Lead Investor") the expense reimbursement amount set forth in SECTION
4.4 below, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each Investor:

                  (a) ORGANIZATION AND QUALIFICATION. The Company and each of its subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

                  (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and to carry out its obligations hereunder. The execution and delivery hereof and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement, the Promissory Note and Warrant has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

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                  (c) SUBSIDIARIES. Except as set forth on Schedule 3.1(c), the
Company owns, directly or indirectly, all of the capital stock or other equity interests of its subsidiary. The Company owns all of such capital stock or other equity interests free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

                  (d) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company's or any subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

                  (e) FILINGS, CONSENTS AND APPROVALS. Except for required filings with the Securities and Exchange Commission (the "SEC") and applicable "Blue Sky" or state securities commissions, no material consent, approval, license, permit, order or authorization ("CONSENT") of, or registration, declaration or filing with, or permit from, any governmental entity is required to be obtained or made by or with respect to the Company or any subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (f) ISSUANCE OF THE SECURITIES. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares.

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                  (g) CAPITALIZATION. Except as provided in Schedule 3.1(g), the capitalization of the Company is as set forth in the Company's filings with the SEC (the "SEC Reports") The Company has not issued any capital stock since its most recently audited financial statements, other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently audited financial statements. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

                  (h) FINANCIAL STATEMENTS. The financial statements of the Company for the period ended December 31, 2007 comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  (i) MATERIAL CHANGES. Except as disclosed in the SEC Reports, since December 31, 2007, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's Financial Statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the

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

Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

                  (j) LITIGATION. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

         (k) LABOR RELATIONS. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (l) COMPLIANCE. Neither the Company nor any subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation, money laundering laws, the Foreign Corrupt Practices Act of 1977, environmental laws and all other foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

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


         (m) REGULATORY PERMITS. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The Company and its Subsidiaries have paid all fees for permits and licenses required to be paid by them in the PRC in connection with the operation of their respective businesses except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

                  (n) TITLE TO ASSETS. Except as disclosed in the SEC Reports and the financial statements included therein, the Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of PRC, federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Except as set forth in the SEC Reports, any real property and facilities held under lease or government authorization by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases or government authorizations with which the Company and the Subsidiaries are in compliance in all material respects. )

                  (o) PATENTS AND TRADEMARKS. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (p) TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as contemplated by this Agreement or as disclosed in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer,

                                      -7-
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director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of 60,000 other than for (i) payment of salary or consulting fees for services rendered,
(ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

                  (q) INTERNAL CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at quarterly intervals and appropriate action is taken with respect to any material differences.

                  (r) LEASES. The Company and each Subsidiary is in compliance with the material terms and conditions of all of its material contracts and leases, and is not aware of any dispute or disagreement with the other parties or their Affiliates regarding such contracts or leases. The Company is not aware of, and has not received any notice of (whether written or oral) or any disputes, defaults or claims under such contracts or leases.

                  (s) APPLICATION OF TAKEOVER PROTECTIONS. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

                  (t) DISCLOSURE. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in
Section 3.3 hereof.

                  (u) ACCOUNTANTS. The Company's accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act. If such accounting firm is not now, or in the future fails to be, a registered public accounting firm as required by the Exchange Act, such accounting firm will be replaced as soon as practicable with an accounting firm that is a registered public accounting firm as required by the Exchange Act.

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


                  (v) NO DISAGREEMENTS WITH ACCOUNTANTS AND LAWYERS. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

                  (w) TAX STATUS. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns (including, without limitation, all PRC tax returns and filings) and has paid or accrued all taxes shown as due thereon, has paid all PRC taxes and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary. The Company warrants that the transactions contemplated by the Transaction Documents will not subject the Company or its subsidiaries to U.S. taxation or require the Company to deem income in any material amount from its subsidiaries to be subject to U.S. taxation. The Company is not nor intends to become a "passive foreign investment company" (a "PFIC") within the meaning of
Section 1297 of the Internal Revenue Code. [CONFIRM WITH ACCOUNTANTS]

                  (x) CERTAIN FEES. Other than fees payable to Brill Securities-Hickey Freihofner Capital, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

                  (y) PRIVATE PLACEMENT. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

                  (z) INVESTMENT COMPANY. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

                  (aa) NO INTEGRATED OFFERING. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

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


                  (bb) NO GENERAL SOLICITATION. Neither the Company nor any of its Affiliates, or any person acting on its or their behalf, directly or indirectly, (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the Commission under the Securities Act) or general advertising with respect to the sale of the Common Stock or Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock or Warrants, under the Securities Act, except as required herein.

                  (cc) ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF SECURITIES. The Company acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

                  (dd) SOVEREIGN IMMUNITY. Under the laws of their respective jurisdiction of incorporation and the PRC, neither the Company nor any subsidiary, is, nor are any of their respective properties, assets or revenues, entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

                  (ee) OTHER REPRESENTATIONS AND WARRANTIES RELATING TO THE PRC BY THE COMPANY.

                  (i) The constitutional documents and certificates and related material contracts of the Company and the Company's subsidiaries have been established under the laws of the PRC for purposes of this Section
         3.1 (sometimes referred to as a "PRC COMPANY") and are valid and have been duly approved or registered (as applicable) by competent PRC governmental authorities.

                  (ii) All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of each PRC Company has been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

                  (iii) All filings and registrations with the PRC governmental authorities required in respect of each of the PRC Company and their respective operations including, without limitation, the registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC rules and regulations.

                  (iv) The Company has complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC government authorities. There are no outstanding rights of, or commitments made by, the Company to sell any equity interest in any PRC Company, or to the Company's knowledge by any of the other PRC Company's shareholders to sell any equity interest in such other PRC Company. To the extent that any controlling shareholder of the Company or any Subsidiary is subject to or under the jurisdiction of Circular 75 issued by the PRC State Administration of Foreign Exchange on October 21, 2005, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof (collectively "CIRCULAR 75"), each of the Company and its Subsidiaries represents and warrants to the Purchaser that it shall fully comply in all respects with Circular 75 and any related requirement of law, including without limitation, the completion of any applicable foreign exchange registration, settlement or remittance requirement therein within 90 days of the Closing.

                  (v) The Company is not in receipt of any letter or notice from any relevant PRC governmental authority notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by the Company.

                  (vi) The Company has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities.

                  (vii) As to licenses, approvals and government grants and concessions requisite or useful for the conduct of any part of the PRC, the Company's business which are subject to periodic renewal, the Company has no knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

                  (viii) With regard to employment and staff or labor, the Company has complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.



         3.2. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

                  (a) ORGANIZATION; AUTHORITY. If such Investor is a business entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated hereby and to carry out its obligations hereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of such Investor. This Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (b) INVESTMENT INTENT. Such Investor is acquiring the Securities for its own account for investment purposes only and not with a view towards, or resale in connection with, a public sale or distribution of such Securities or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence and the terms of the Promissory Note and Warrant, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring such securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of such Securities.

                  (c) INVESTOR STATUS. The Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker dealer under Section 15 of the Exchange Act.

                  (d) GENERAL SOLICITATION. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio.

                  (e) ACCESS TO INFORMATION. Such Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

                  (f) INDEPENDENT INVESTMENT DECISION. Such Investor has independently evaluated the merits of its decision to purchase Securities and such Investor confirms that it has not relied on the advice of any other Investor's business and/or legal counsel in making such decision. Such Investor confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated hereby.

                  (g) RESTRICTIONS. So long as Investor continues to holds any Securities acquired hereunder, such Investor will not, nor will it knowingly through its Affiliates engage in any "short sale" of Common Stock as such term is defined in Rule 200(a) of Regulation SHO promulgated under the Exchange Act

(a "Short Sale"), except on those days (each a "Permitted Day") on which the aggregate short position with respect to the Common Stock of such Investor prior to giving effect to any Short Sales by such Investor on such Permitted Day does not exceed such Investor's Permitted Share Position (as defined below) on such Permitted Day; PROVIDED, however, that an Investor will only be entitled to engage in transactions that constitute Short Sales on a Permitted Day to the extent that following such transaction, the aggregate short position with respect to the Common Stock of such Investor does not exceed such Investor's Permitted Share Position. For purposes of this paragraph, an Investor's "Permitted Share Position" means, with respect to any date of determination, the number of shares of Common Stock beneficially owned by such Investor plus the maximum number of Warrant Shares then issuable (including as to portions of Warrants not yet exercised and without regard to any exercise caps or other exercise restrictions applicable to the Warrants) to such Investor.

         The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                   ARTICLE 4
                         OTHER AGREEMENTS OF THE PARTIES

         4.1. COMPLIANCE WITH SECURITIES LAWS.

                  (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities, other than pursuant to an effective registration statement, Regulation S, pursuant to Rule 144, or to the Company or an Affiliate of an Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

                  (b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

                  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES

                  ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

         (c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this
         Section 4.1(c), it will, no later than three Trading Days following the delivery by a Investor to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the "LEGEND REMOVAL DATE"), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor's prime broker with the Depository Trust Company System as directed by such Investor.

         In addition to such Investor's other available remedies, the Company shall pay to a Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $5.00 per Trading Day (increasing to $10.00 per Trading Day 45 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Investor's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Each Investor, severally and not jointly with the other Investors, agrees that such Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance upon this understanding

         4.2. REGISTRATION OBLIGATION.

                  (a) For so long as Investors hold any Registrable Securities (as defined below), if the Company or any stockholder of the Company proposes to register any of its common stock or any securities convertible into common stock under the Securities Act (other than pursuant to an offering of securities on Form S-8 in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan or registration of securities on Form S-4 in connection with a business combination transaction), the Company shall give prompt written notice to the Investors of its intention to effect such a registration and shall, if commercially practicable, include in such registration statement all securities issued or issuable upon conversion or exercise of the Promissory Note and Warrant (the "REGISTRABLE SECURITIES") (subject to required cut-backs or limitations pursuant to the Commission's interpretations of Rule 415 promulgated under the Securities Act) with respect to which the Company has received written request from the Investors for inclusion therein within ten (10) business days after the date of sending of such written notices to the Investors to the Investors.

                  (b) All registrations made by the Investors will be made solely at the Company's expense, other than (i) if an underwritten offering is consented to by the Company, the underwriters', broker-dealers' and placement agents' selling discounts, commissions and fees relating to the sale of the Investors' securities, (ii) any costs and expenses of counsel, accountants or other advisors retained by the Investors and (iii) all transfer, franchise, capital stock and other taxes, if any, applicable to the Investors' securities which shall be paid by the Investors.

                  (c) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Investor holding such Registrable Securities, such Investor's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Investor or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Investor or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any other violation of any applicable securities laws, and in each of the foregoing circumstances shall reimburse such Investor or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Investor or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use therein.

                  (d) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Investor holding Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act and any other Investor against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in either case only to the extent that such untrue statement or omission is (A) made in reliance on and in conformity with any information furnished in writing by such Investor to the Company concerning such Investor specifically for inclusion in the offering documents relating to such offering, and (B) is not corrected by such Investor and distributed to the Company within a reasonable period of time. Notwithstanding the provisions of this Section 4.2(d), no Investor shall be required to indemnify any person pursuant to Section 4.2(d) or to contribute pursuant to Section 4.2(e) below in an amount in excess of the amount of the aggregate net proceeds received by such Investor in connection with any such registration under the Securities Act.

                  (e) If the indemnification provided for above from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.2(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) All rights of the Investors under this Section 4.2 are unique to and limited to the Investors and may not be transferred or inure to the benefit of the Investors' successors and assigns or any other transferee who obtains Registrable Securities.

         4.3. PUBLICITY. The Company may issue press releases disclosing the transactions contemplated hereby and may make all disclosures to the extent required by the Exchange Act.

         4.4. USE OF PROCEEDS; EXPENSE REIMBURSEMENT. The Company will use the net proceeds from the sale of the securities hereunder for working capital purposes, acquisitions and/or capital expenditures; The parties hereto agree that the Company shall reimburse the Lead Investor an aggregate of $15,000 from the proceeds of the sale of the Securities for the Lead Investors' expenses related to, due diligence and investment documentation (including legal expenses).

         4.5. RIGHT OF FIRST REFUSAL.

                  (a) From the date hereof until the one year anniversary of the date hereof (the "TRIGGER DATE"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of common stock or common stock equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "SUBSEQUENT PLACEMENT") unless the Company shall have first complied with this
Section 4.5.

                  (b) The Company shall deliver to each Investor hereunder a written notice (the "OFFER NOTICE") of any proposed or intended issuance or sale or exchange (the "OFFER") of the securities being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Investors all of the Offered Securities, allocated among such Investors (a) based on such Investor's pro rata portion of the total Investment

Amount hereunder (the "BASIC AMOUNT"), and (b) with respect to each Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT"), which process shall be repeated until the Investors shall have an opportunity to subscribe for any remaining Undersubscription Amount.

                  (c) To accept an Offer, in whole or in part, such Investor must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Investor's receipt of the Offer Notice related to an unsolicited offer or the 10th Business Day after such Investor's receipt of the Offer Notice related to a Company negotiated offer (the "OFFER PERIOD"), setting forth the portion of such Investor's Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the "NOTICE OF Acceptance"). If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; PROVIDED, HOWEVER, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

                  (d) The Company shall have forty-five (45) Business Days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the "REFUSED SECURITIES"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement.

                  (e) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in this Section 4.5), then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 4.5(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to Section 4.5(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 4.5(b) above.

                  (f) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.5(e) above if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and their respective counsel (such agreement, the "SUBSEQUENT PLACEMENT AGREEMENT").

                  (g) Any Offered Securities not acquired by the Investors or other persons in accordance with Section 4.5(f) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.

                  (h) In exchange for the Company's willingness to agree to these procedures, each Investor hereby irrevocably agrees that it will hold in strict confidence any and all Offer Notices, the information contained therein, and the fact that the Company is contemplating a Subsequent Placement, until such time as the Company is obligated to make the disclosures required by
Section 4.5(d), or unless it notifies the Company in writing that it no longer desires to receive Offer Notices.

                  (i) Notwithstanding the foregoing, this Section 4.14 shall not apply in respect of an Exempt Issuance.

         4.6. INDMENIFICATION. The Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents , each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser's representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

         4.7. RESERVATION OF SECURITIES.

                  (a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

                  (b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the required minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company's certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock, as soon as possible and in any event not later than the 75th day after such date.

         4.8 ESCROW SHARES. Upon the closing of the transactions contemplated hereby, the Company shall (or shall cause shareholders of the Company to) deposit shares of Common Stock into escrow (the "Escrow Shares") with a value equal to at least 150% of the Investment Amount based upon the VWAP of the Common Stock for the prior 20 trading days. In the event that subsequent to the closing, the value of the Escrow Shares is less than 150% of the Investment Amount for 10 consecutive trading days, then the Investor shall have the right to give the Company notice (the "Investor Notice") to deposit or cause to be deposited additional Escrow Shares such that the value of the Escrow Shares based upon the VWAP for the 20 trading days preceding the date of the Investor Notice, is equal to 150% of the Investment Amount. The Company shall deposit or cause to be deposited such additional Escrow Shares within 30 days of the date of the Investor Notice. Any Escrow Shares deposited into escrow under this section shall remain in escrow in accordance with the terms of the Escrow Agreement. To the extent the Escrow Shares are not sufficient to meet the threshold of 150% of the Investment Amount within 30 days after the Investor Notice, the Company shall grant to Investors a security interest on the Company's tangible assets to the extent permitted under applicable law.

         4.9 . EXCHANGE ACT REPORTS.

                  With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to (i) make and keep public information available, as those terms are understood and defined in Rule 144 and (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.



                                   ARTICLE 5
                                  MISCELLANEOUS

         5.1. FEES AND EXPENSES. Except as set forth in Section 4.4 above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance hereof.

         5.2. ENTIRE AGREEMENT. This Agreement, together with the Promissory Notes and Warrants, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.

         5.3. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

                  If to the Company:  Hankersen International Corp
                                      3rd Floor
                                      A Tower of Chuang Xin
                                      No. 72 Second Keji Road
                                      Hi Tech Zone, Xi'an
                                      China

                  With a copy to:     Steven Schuster, Esq.
                                      McLaughlin Stern, LLP
                                      260 Madison Avenue
                                      New York, NY 10016
                                      Fax: (212) 448-0066

                  If to an Investor:  To the address set forth under such
                                      Investor's name on the signature
                                      pages hereof;

With respect to Investor Ancora Greater China Fund, L.P., with a copy to (which shall not constitute notice):

Crone Rozynko LLP
101 Montgomery Street
Suite 1950
San Francisco, CA 94105
Fax: (415) 955-8910


or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         5.4. AMENDMENTS; WAIVERS; NO ADDITIONAL CONSIDERATION. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding at least a majority in interest of the outstanding aggregate principal amount of the Promissory Notes. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         5.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

         5.6. NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         5.7. GOVERNING LAW. This Agreement shall be governed by and be construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of such state. Each of the Company and the Investors hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in respect of actions brought against it as a defendant, in any action, suit or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and the Investors hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement, or in any court referred to above. Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court and waives any other right to which it may be entitled on account of its place of residence or domicile.

         5.8. EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         5.9. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.10. INDEPENDENT NATURE OF INVESTORS' OBLIGATIONS AND RIGHTS. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. The decision of each Investor to purchase Securities pursuant hereto has been made by such Investor independently of any other Investor.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                      HANKERSEN INTERNATIONAL CORP.


                                      By: ________________________________
                                      Name:  Pengcheng Chen
                                      Title: President








                  [Remainder of Page Intentionally Left Blank;

                     Signature Page for Investors Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                      NAME OF INVESTOR
                                      ------------------------------------------



                                      ------------------------------------------


                                      By:
                                         ---------------------------------------
                                           Name:

                                      Investment Amount:  $


                                      Tax ID No.:
                                                 -------------------------------


                                      ADDRESS FOR NOTICE

                                      c/o: ________________________

                                      Street: _____________________

                                       --------------------------

                                      City/State/Zip:______________

                                      Attention: ______________

                                      Tel:_____________

                                      Fax:


                                      DELIVERY INSTRUCTIONS
                                           (if different from above)

                                      c/o:
                                          --------------------------------------

                                      Street:
                                             -----------------------------------

                                      City/State/Zip:
                                                     ---------------------------

                                      Attention:
                                                --------------------------------

                                      Tel:

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE

                                    EXHIBIT B

                                 FORM OF WARRANT